UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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ChemoCentryx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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850 Maude Avenue

Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear stockholder:

The annual meeting of stockholders of ChemoCentryx, Inc. will be held at the company’s headquarters, located at 850 Maude Avenue, Mountain View, CA 94043, on May 21, 2018 at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors to serve as Class I directors for a three-year term to expire at the 2021 annual meeting of stockholders;

2.	To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

4.	To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years; and

5.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on March 29, 2018 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Thomas J. Schall, Ph.D.

President, Chief Executive

Officer and Chairman

Mountain View, California

April 6, 2018

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

850 Maude Avenue

Mountain View, CA 94043

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MONDAY, MAY 21, 2018

The board of directors of ChemoCentryx, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held at the company’s headquarters, located at 850 Maude Avenue, Mountain View, CA 94043, on May 21, 2018 at 10:00 a.m., local time. If you need directions to the location of the annual meeting, please contact us at (650) 210-2900.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2018.

This proxy statement and our annual report are available electronically at https://materials.proxyvote.com/16383L.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2018 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting in person. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about April 6, 2018 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on March 29, 2018 are entitled to vote at the annual meeting. On this record date, there were 49,071,361 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

What am I voting on?

There are four proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class I directors for a three-year term.

Proposal 2: To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Proposal 3: To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or SEC.

Proposal 4: To consider and vote upon, on an advisory basis, whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, should occur every one, two or three years.

How many votes do I have?

Each share of our common stock that you own as of March 29, 2018 entitles you to one vote.

How do I vote by proxy?

With respect to the election of the director, you may either vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting. With respect to the advisory vote on whether the stockholder vote to approve the compensation of our named executive officers should occur every one, two or three years, you may vote for “one year,” “two years” or “three years” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

•	By Mail: You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

•	Via the Internet: You may vote at www.voteproxy.com, 24 hours a day, seven days a week. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on May 20, 2018.

•	By Telephone: You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Have your proxy card available when you call and then follow the instructions. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2018.

•	In Person: You may still attend the meeting and vote in person even if you have already voted by proxy. To vote in person, come to the annual meeting and we will give you a ballot at the annual meeting. If you are a beneficial shareholder, you may need to request and bring a legal proxy to the meeting to vote.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete and return your proxy card in the self-addressed, postage-paid envelope provided. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

May I revoke my proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,

•	you may notify our corporate secretary, Susan M. Kanaya, in writing before the annual meeting that you have revoked your proxy, or

•	you may notify our corporate secretary in writing before the annual meeting and vote in person at the meeting.

What constitutes a quorum?

The presence at the annual meeting, in person or by proxy, of holders representing a majority of our outstanding common stock as of March 29, 2018, or approximately 24,535,681 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of Ernst & Young LLP must receive “For” votes from the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the annual meeting.

Proposal 3: Approval of the Compensation of the Named Executive Officers. The approval of the compensation of the named executive officers must receive “For” votes from the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting.

Proposal 4: Frequency of Stockholder Vote on Executive Compensation. The alternative which receives the most “For” votes (among votes properly cast in person or by proxy) will be the stockholders’ recommendation, on an advisory basis, of the frequency of the stockholder vote on executive compensation.

Voting results will be tabulated and certified by Broadridge Financial Solutions, Inc.

What is the effect of abstentions and broker non-votes?

Shares of common stock held by persons attending the annual meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. Abstentions are treated as shares present in person or by proxy and entitled to vote, so abstaining has the same effect as a negative vote for purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, and whether our stockholders have approved the compensation of the named executive officers. However, because the election of directors and advisory vote on the frequency of the stockholder vote on executive compensation are determined by a plurality of votes cast, abstentions will not be counted in determining the outcome of such proposals.

Shares represented by proxies that reflect a “broker non-vote” will be counted for purposes of determining whether a quorum exists. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, the advisory vote to approve the compensation of the named executive officers and the advisory vote regarding the frequency of the stockholder vote to approve the compensation of the named executive officers, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

Who is paying the costs of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and other employees may solicit proxies in person or by mail, telephone, fax or email. We will pay our directors, officers and other employees no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2017 that we filed with the SEC, we will send you one without charge. Please write to:

ChemoCentryx, Inc.

850 Maude Avenue

Mountain View, CA 94043

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.chemocentryx.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.

The term of office of our Class I directors, Thomas J. Schall, Ph.D. and Joseph M. Feczko, M.D., will expire at the 2018 annual meeting. Accordingly, the nominees for Class I directors for election at the 2018 annual meeting are Thomas J. Schall, Ph.D. and Joseph M. Feczko, M.D. If either of Drs. Schall or Feczko is elected at the 2018 annual meeting, such individual will be elected to serve for a three-year term that will expire at our 2021 annual meeting of stockholders and until such individual’s successor is elected and qualified.

If no contrary indication is made, proxies in the accompanying form are to be voted for Drs. Schall and Feczko or in the event that Drs. Schall or Feczko is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for directors:

Nominees for Election to the Board of Directors

Term Expiring at the

2018 Annual Meeting of Stockholders (Class I)

Name	Age	Present Position with ChemoCentryx, Inc.

Thomas J. Schall, Ph.D.	58	President, Chief Executive Officer and Chairman
Joseph M. Feczko, M.D.	68	Director

Thomas J. Schall, Ph.D. is the founder of our company and has served as our President, Chief Executive Officer and Director since we commenced operations in 1997 and was appointed Chairman of the Board in April 2012. From 1993 to March 1997, Dr. Schall worked at the DNAX Research Institute, a division of Schering-Plough Corporation, a pharmaceutical company. Prior to his work at the DNAX Research Institute, he worked as a scientist with Genentech, Inc., a pharmaceutical company. Dr. Schall participated in some of the earliest discoveries of chemokine system function and activities. Dr. Schall cloned one of the first chemokines to be discovered, and provided some of the earliest data for the existence of the previously unknown family of molecules which later came to be called the chemokines. Dr. Schall’s laboratories have been responsible for the discovery or co-discovery of almost one-third of all known chemokine receptors. Dr. Schall received his B.S. in biology from Northern Illinois University and his Ph.D. in cancer biology from Stanford University. We believe Dr. Schall is qualified to serve on our board of directors because of his extensive executive leadership experience, many years of service as one of our directors and our President and Chief Executive Officer and extensive scientific expertise and knowledge of the chemokine system.

Joseph M. Feczko, M.D. has served as a member of our board of directors since April 2012. Until his retirement in May 2009, Dr. Feczko was Senior Vice President and Chief Medical Officer of Pfizer Inc. and a member of its Executive Leadership Team with global responsibilities for all aspects of the company’s medical, regulatory and safety activities. Dr. Feczko served Pfizer in both New York and the United Kingdom since 1982, where he held positions of increasing responsibility in clinical research and regulatory affairs and safety, culminating in the role of Chief Medical Officer. Dr. Feczko is board-certified in Internal Medicine and Infectious Diseases. He has a B.S. degree from Loyola University Chicago, and an M.D. from the University of Illinois College of Medicine. Dr. Feczko presently serves on the board of directors of Adenium Biotech. We believe Dr. Feczko is qualified to serve on our board of directors because of his international leadership and management experience from his service as the Chief Medical Officer of a public pharmaceutical company and as a director of several pharmaceutical and biotechnology companies.

Members of the Board of Directors Continuing in Office

Term Expiring at the

2019 Annual Meeting of Stockholders (Class II)

Name	Age	Present Position with ChemoCentryx, Inc.
Henry A. McKinnell, Jr., Ph.D.	75	Director
Geoffrey M. Parker	53	Director
James L. Tyree	65	Director

Henry A. McKinnell, Jr., Ph.D. has served on our board of directors since October 2016. Until his retirement in 2006, Dr. McKinnell was Chairman and Chief Executive Officer of Pfizer Inc., from 2001. After joining Pfizer in 1971 in Tokyo, Dr. McKinnell held positions of increasing responsibility around the world including president Asia, vice president strategic planning, chief financial officer and president and chief operating officer. Dr. McKinnell serves as Chairman of Moody’s Corporation. He also serves as a director of View Ray, Inc. and Federal Street Acquisition Corporation. He is Chairman Emeritus of the Connecticut Science Center and a life trustee of the Japan Society. He has served as a Director of the Trilateral Commission and the Business Council, and Chairman of the Stanford University Graduate School of Business Advisory Council, Chairman Emeritus of the Business-Higher Education Forum, a Fellow of the New York Academy of Medicine, and a member of the Boards of Trustees of the New York City Public Library, the New York City Police Foundation and the Economic Club of New York. He served as the Chairman of the Accordia Global Health Foundation and also served as a Senior Advisor to Toyota Motor Corporation’s International Advisory Board and the Thomas H. Lee Private Equity Partnership. He is the Chairman Emeritus of the Pharmaceutical Research and Manufacturers of America (Pharma), the Food and Drug Law Institute and the Medical Device Manufacturers Association. He has served as a director of more than 12 public companies over twenty years. Dr. McKinnell earned his bachelor’s degree in business from the University of British Columbia and his M.B.A. and Ph.D. degrees from Stanford University Graduate School of Business. We believe Dr. McKinnell is qualified to serve on our board of directors because of his international leadership and management experience in the healthcare industry and his service on the board of directors of a range of private and publicly held companies.

Geoffrey M. Parker has served on our board of directors since December 2009. Since April 2017, Mr. Parker has served as Chief Financial Officer of Tricida, Inc., a biotechnology company, and previously served as Chief Financial Officer of Anacor Pharmaceuticals, Inc. from September 2010 to May 2015. From 1997 to 2009, Mr. Parker led the West Coast Healthcare Investment Banking practice at Goldman Sachs, where he advised leading companies in the biotechnology, life science tools and medical device industries. Mr. Parker currently serves as a member of the board of directors of Genomic Health and Perrigo. Mr. Parker received his A.B. in Engineering Sciences and Economics from Dartmouth College and his M.B.A. from Stanford University. We believe Mr. Parker is qualified to serve on our board of directors because of his financial sophistication, his experience as the Chief Financial Officer of a public biotechnology company and his management background as an executive in the financial services industry.

James L. Tyree has served on our board of directors since June 2012. Since 2014, Mr. Tyree has served as co-founder, chairman and managing partner of Tyree & D’Angelo Partners, a private equity investment firm. Prior to founding Tyree & D’Angelo Partners, Mr. Tyree was Executive Vice President and President of Abbott Biotech Ventures, a subsidiary of Abbott Laboratories focused on investments in early stage biotechnology companies. Prior to that, Mr. Tyree held numerous executive positions at Abbott, including Executive Vice President Global Pharmaceuticals, Senior Vice President Global Nutrition, Corporate Vice President Pharmaceutical and Nutritional Products Group Business Development and Divisional Vice President and General Manager, Japan. Prior to rejoining Abbott in 1997, Mr. Tyree was the President of SUGEN, Inc., and held management positions in Bristol-Myers Squibb, Pfizer and Abbott. Mr. Tyree serves as a director of Depomed, Inc. Mr. Tyree earned Bachelor’s Degrees in Psychology and Forensic Studies and a Master’s Degree in Business Administration from Indiana University. We believe Mr. Tyree is qualified to serve on our board of directors because of his international leadership and management experience in the healthcare industry and his service on the boards of directors of a range of private companies.

Term Expiring at the

2020 Annual Meeting of Stockholders (Class III)

Name	Age	Present Position with ChemoCentryx, Inc.
Thomas A. Edwards	59	Director
Roger C. Lucas, Ph.D.	75	Director

Thomas A. Edwards has served as a member of our board of directors since July 2015. Until his retirement in March 2014, Mr. Edwards practiced law with Latham & Watkins LLP, an international law firm, since 1983, having become partner in January 1991. His practice focused on general corporate and securities law, including capital financings, acquisitions, divestitures and spin-offs of companies and partnerships. Mr. Edwards earned his bachelor’s degree from Harvard College and his law degree from Harvard Law School. We believe Mr. Edwards is qualified to serve on our board of directors because of his experience in the healthcare industry, his understanding of our industry and his expertise in advising clients on corporate, securities, finance and technology law matters.

Roger C. Lucas, Ph.D. has served as a member of our board of directors since September 1997 and was appointed lead independent director in April 2012. From 1995 to 2017, Dr. Lucas has served as Vice Chairman of Bio-Techne Corporation, formerly Techne Corporation, a biotechnology company, and a member of the board of directors from 1985 to 2017. From 1985 to 1995, Dr. Lucas served as the Chief Scientific Officer, Senior Executive Vice President and Secretary of Bio-Techne, and the founder of its Biotechnology Division. Prior to this, Dr. Lucas was Vice President of Research at R&D Systems, now a subsidiary of Bio-Techne, where he worked for over 10 years. Dr. Lucas received his B.S. in biology and chemistry from St. Mary’s College, Minnesota, and his Ph.D. in physiology and cell biology from the Illinois Institute of Technology. We believe Dr. Lucas is qualified to serve on our board of directors because of his experience in the healthcare industry as an entrepreneur and a director of a range of public and private companies and his leadership and management experience from his service as an executive for a public life science company.

Board Independence

Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman.

Board Leadership Structure

Our board of directors currently has six independent directors and one employee director. Our board of directors is currently chaired by Dr. Schall, who is also our Chief Executive Officer. Our board of directors believes that Dr. Schall’s service as both Chairman and Chief Executive Officer is in the best interests of our company and our stockholders. Dr. Schall possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face, and we believe he is the person best positioned to develop agendas that ensure that our board of directors’ time and attention is focused on the most critical matters. Our board of directors believes that his combined role enables decisive leadership, ensures clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders, employees and strategic partners.

Our board of directors appointed Dr. Lucas as the lead independent director to help reinforce the independence of the board of directors as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer and Chairman role. As the lead independent director, Dr. Lucas is empowered to, among other duties and responsibilities, review and provide input on the agendas for meetings of the board of directors, chair executive sessions in the absence of the Chairman, serve as a liaison between the Chairman and the independent directors and serve as an independent point of contact for management and others wishing to communicate to the board of directors other than through the Chairman. As reinforcement of the importance of an independent board of directors, the independent directors routinely meet outside the presence of our management, including Dr. Schall. For all of these reasons, the board of directors believes that the lead independent director can help ensure the effective independent functioning of the board of directors in its oversight responsibilities.

The Board’s Role in Risk Oversight

Our board of directors has responsibility for the oversight of the company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board to understand the company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During the fiscal year 2017, our board of directors met nine times, including telephonic meetings. In that year, each director attended at least 75% of the total number of meetings held by the board of directors and each committee of the board of directors on which such director served.

Committees of the Board of Directors

We have three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. A copy of each charter can be found under the “Investors—Corporate Governance” section of our website at www.chemocentryx.com.

Audit Committee

The audit committee of our board of directors currently consists of Messrs. Tyree (chairperson and audit committee financial expert) and Edwards and Drs. Feczko, Lucas and McKinnell. The audit committee met five times during fiscal year 2017, including telephonic meetings. Our board of directors has determined that all members of the audit committee are independent directors, as defined in the Nasdaq qualification standards and by Section 10A of the Exchange Act. In addition, our board of directors has determined that Mr. Tyree qualifies as an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC. The audit committee is governed by a written charter adopted by our board of directors. Our audit committee is responsible for overseeing our accounting and financial reporting processes and audits of our consolidated financial statements on behalf of our board of directors. The specific powers and responsibilities of our audit committee include:

•	appointing, assessing the qualifications of, compensating, retaining, and overseeing the work of our independent registered public accounting firm, for the purpose of preparing or issuing an auditor’s report or performing other audit, review, and attest services;

•	reviewing our annual audited consolidated financial statements with management and our independent registered public accounting firm;

•	reviewing the appointment of, replacement of, and meeting with our internal auditor to discuss significant reports to management;

•	overseeing and monitoring the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements as they relate to consolidated financial statements or accounting matters, our independent registered public accounting firm’s qualifications, independence and the performance of our internal accounting and financial controls;

•	determining whether to recommend to our board of directors that the audited financial statements be included in our annual report for the fiscal year subject to the audit;

•	reviewing all related party transactions on an ongoing basis;

•	preparing the report that SEC rules require be included in our annual proxy statement;

•	providing our board of directors with the results of its monitoring and recommendations;

•	providing our board of directors with additional information and materials as it deems necessary to make our board of directors aware of significant financial matters that require the attention of our board of directors; and

•	evaluating its own performance on an annual basis.

Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee.

Compensation Committee

The compensation committee of our board of directors currently consists of Messrs. Tyree (chairman) and Edwards and Drs. Feczko, Lucas and McKinnell. The compensation committee met twice during fiscal year 2017. Our board of directors has determined that all members of the compensation committee are independent directors, as defined in the Nasdaq qualification standards. The compensation committee is governed by a written charter approved by our board of directors. The compensation committee’s purpose is to assist our board of directors in determining the compensation programs and compensation for our executive officers, including by designing, evaluating and approving our compensation plans, policies and programs. The compensation committee is responsible for, among other things:

•	reviewing and approving our corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and determining and approving the compensation of our Chief Executive Officer based on such evaluation;

•	reviewing and approving the compensation of our officers and certain employees; reviewing and approving general compensation goals and guidelines for employees and the criteria by which bonuses, long-term incentive compensation, stock options, employee pension and welfare benefits plans are determined;

•	determining our policy with respect to change of control or “parachute” payments;

•	managing and reviewing executive officer and director indemnification and insurance matters;

•	preparing the compensation committee report to be included as part of our annual proxy statement; and

•	evaluating its own performance on an annual basis.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors currently consists of Messrs. Edwards (chairman), Parker and Tyree and Drs. Feczko, Lucas and McKinnell. The nominating and corporate governance committee met twice during fiscal year 2017. Our board of directors has determined that all members of the nominating and corporate governance committee are independent directors, as defined in the Nasdaq qualification standards. The nominating and corporate governance committee is governed by a written charter approved by our board of directors. The nominating and corporate governance committee’s purpose is to assist our board of directors by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The nominating and corporate governance committee is responsible for, among other things:

•	overseeing our board of director’s annual review of its performance, composition, and organization, and making recommendations on these matters to our board of directors;

•	reviewing, soliciting and making recommendations to our board of directors and stockholders with respect to candidates for election to our board of directors;

•	reviewing the performance of each current director and determining whether to recommend the nomination of such director for an additional term; and

•	evaluating its own performance on an annual basis.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives.

The audit committee discussed with Ernst & Young LLP, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, and by Auditing Standard No. 1301 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (United States). In addition, the audit committee has discussed with Ernst & Young LLP its independence from management and the company, has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Oversight Board regarding Ernst & Young LLP’s communications with the audit committee concerning independence and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Ernst & Young LLP to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the company’s internal controls and the overall quality of the company’s financial reporting. Ernst & Young LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with Ernst & Young LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above along with those held with management, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our annual report for the year ended December 31, 2017. The audit committee and the company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2018.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors

James L. Tyree (chairperson)

Thomas A. Edwards

Joseph M. Feczko, M.D.

Roger C. Lucas, Ph.D.

Henry A. McKinnell, Jr., Ph.D.

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors currently consists of Messrs. Tyree (chairperson) and Edwards and Drs. Feczko, Lucas and McKinnell. Mr. Parker served as a member of the compensation committee until July 26, 2017. None of the members of our compensation committee during fiscal year 2017 has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our board of directors or compensation committee during fiscal year 2017.

Director Nomination Process

Director Qualifications

In evaluating director nominees the nominating and corporate governance committee will consider among other things the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	strong finance experience;

•	experience relevant to our industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	diversity of background and perspective, including with respect to age, gender, race, place of residence and specialized experience; and

•	practical and mature business judgment, including the ability to make independent analytical inquiries.

The nominating and corporate governance committee’s goal is to assemble a board of directors that brings to the company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the board of directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Other than the foregoing criteria for director nominees, the nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the board of directors. The nominating and corporate governance committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the company and its stockholders. The nominating and corporate governance committee does, however, believe it is appropriate for at least one, and, preferably, several, members of our board of directors to meet the criteria for an “audit committee financial expert” as that phrase is defined under the regulations promulgated by the SEC, and that a majority of the members of our board of directors be independent as required under the Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors. Our directors’ performance and qualification criteria are reviewed annually by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service or if our board of directors decides not to re-nominate a member for re-election, the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors. To date, the nominating and corporate governance committee has not utilized third-party search firms to identify board of director candidates. The nominating and corporate governance committee may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our amended and restated bylaws, stockholders wishing to suggest a candidate for director should write to our corporate secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2019 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although our company does not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. No non-employee directors attended our annual meeting in 2017.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.chemocentryx.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043.

Director Compensation

We compensate non-employee members of the board of directors for their service. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are also reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings.

2017 Director Compensation Program

Under our non-employee director compensation policy in effect for 2017, we provided cash compensation in the form of an annual retainer of $42,500 for each non-employee director. We also paid an additional annual retainer of $25,000 to the non-employee director who served as our lead independent director, $20,000 to the chairman of our audit committee, $10,000 to other non-employee directors who served on our audit committee, $15,000 to the chair of our compensation committee, $10,000 to other non-employee directors who served on our compensation committee, $10,000 to the chair of our nominating and corporate governance committee and $6,000 to other non-employee directors who served on our nominating and corporate governance committee.

Also, under our non-employee director compensation policy in effect for 2017, any non-employee director who was first elected to the board of directors was granted such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of his or her initial election to the board of directors as was determined by dividing (a) $175,000 by (b) the fair market value (as defined under our 2012 Equity Incentive Award Plan) per share of our common stock on the date of grant. In addition, on the date of each annual meeting of our stockholders, each non-employee director was granted such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of such annual meeting as was determined by dividing (x) $90,000 by (y) the fair market value (as defined under our 2012 Equity Incentive Award Plan) per share of our common stock on the date of grant.

The initial awards granted to non-employee directors described above vest and become exercisable in three equal annual installments over the three-year period following the date of grant, subject to the director’s continuing service on our board of directors on those dates. The annual awards granted to non-employee directors described above vest on the first anniversary of the date of grant, subject to the director’s continuing service on our board of directors on such date. In addition, all of such awards will vest upon the occurrence of a change in control (as defined under our 2012 Equity Incentive Award Plan). The awards to our non-employee directors are granted under our 2012 Equity Incentive Award Plan.

2018 Director Compensation Program

Effective March 5, 2018, after the review of information and recommendations prepared by Compensia, our independent compensation consultant, and comparable company information for our peer group, as further described under the “Compensation Discussion and Analysis” below, our board of directors adopted certain amendments to our non-employee director compensation policy. Under the amended non-employee director compensation policy, we provide cash compensation in the form of an annual retainer of $50,000 for each non-employee director. The other annual cash retainers remain unchanged from 2017, as described above.

Also, under the amended non-employee director compensation policy, each non-employee director will be granted (a) such number of restricted stock units (or, if so elected by a non-employee director, shares of restricted stock) on the date of such annual meeting as is determined by dividing (x) $100,000 by (y) the 60-day trailing average trading price of our common stock preceding the date of grant, plus (b) that number of stock options having a value of $100,000, calculated on the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that the company utilizes in preparation of its financial statements and the 60-day trailing average trading price of our common stock preceding the date of grant). The grants to a non-employee director upon his or her initial election to the board of directors remains unchanged from the level in effect in 2017.

The initial and annual awards granted to non-employee directors under our amended non-employee director compensation policy will vest on the same terms as were in effect during 2017.

Director Compensation Table

The following table provides information related to the compensation of each of our non-employee directors during the year ended December 31, 2017.

	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Thomas A. Edwards	$71,082	$90,000	$161,082
Joseph M. Feczko, M.D.	68,500	90,000	158,500
Roger C. Lucas, Ph.D.	93,500	90,000	183,500
Henry A. McKinnell, Jr., Ph.D.	68,500	90,000	158,500
Geoffrey M. Parker	65,597	90,000	155,597
James L. Tyree	77,786	90,000	167,786

(1)	Amounts shown represent the aggregate grant date fair value of the restricted stock units granted in 2017 to our non-employee directors computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the non-employee director with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018.
(2)	The aggregate number of outstanding unvested restricted stock or restricted stock units as of December 31, 2017 held by each non-employee director was 12,912, except for Mr. Edwards and Dr. McKinnell, who held 19,679 and 33,783 outstanding shares of unvested restricted stock or restricted stock units, respectively. The aggregate number of outstanding options held by our non-employee directors as of December 31, 2017 was:

	Shares Underlying Options Outstanding At December 31, 2017
	Vested	Unvested
Thomas A. Edwards	—	—
Joseph M. Feczko, M.D.	50,000	—
Roger C. Lucas, Ph.D.	25,000	—
Henry A. McKinnell, Jr., Ph.D.	—	—
Geoffrey M. Parker	75,000	—
James L. Tyree	50,000	—

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THOMAS J. SCHALL, PH.D. AND JOSEPH M. FECZKO, M.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Ernst & Young LLP as the company’s independent registered public accounting firm for the year ending December 31, 2018 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited the company’s financial statements since 2000. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation or the company’s amended and restated bylaws. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accountants’ Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2017 and 2016, by Ernst & Young LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$825,800	$422,600
Audit Related Fees(2)	145,000	50,000
Tax Fees(3)	127,500	—
All Other Fees(4)	1,890	1,710

Total	$1,100,190	$474,310

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the integrated audit of our annual financial statements, including services provided in connection with the annual audit of our internal control over financial reporting and review of our quarterly financial statements, as well as fees incurred for professional services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consist of fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These fees included accounting consultation services.
(3)	Tax Fees consist of fees billed by Ernst & Young LLP for tax compliance services, including consultation on tax matters and tax advice relating to transactions and other tax planning and advice. There were no such fees incurred in 2016.
(4)	Represents fees related to accessing Ernst & Young LLP’s online research database.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2017 and 2016. These services may include audit services, audit-related services, tax services and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.

PROPOSAL 3:

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting to provide advisory approval of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that ChemoCentryx, Inc.’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in ChemoCentryx, Inc.’s Proxy Statement for the 2018 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.”

Vote Required; Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting will be required to approve the advisory vote regarding the compensation of the named executive officers. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4:

FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act, our stockholders are entitled to vote at the annual meeting regarding whether the stockholder vote to approve the compensation of our named executive officers as required by Section 14A(a)(2) of the Exchange Act (and as described in proposal 3 of this proxy statement), should occur every one, two or three years. Under the rules issued by the SEC, stockholders shall also have the option to abstain from voting on the matter. Pursuant to the Dodd-Frank Act, the stockholder vote on the frequency of the stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on us or our board of directors.

Although the vote is non-binding, our compensation committee and board of directors value the opinions of our stockholders and will consider the outcome of the vote when determining the frequency of the stockholder vote on executive compensation.

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, the alternative receiving the highest number of votes—every one year, every two years or every three years—will be the stockholders’ recommendation, on an advisory basis, of the frequency of the stockholder vote on executive compensation. Abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE YEARS REGARDING THE FREQUENCY OF THE STOCKHOLDER VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS REQUIRED BY SECTION 14A(A)(2) OF THE EXCHANGE ACT. PLEASE NOTE: STOCKHOLDERS ARE NOT VOTING TO APPROVE OR DISAPPROVE OUR BOARD’S RECOMMENDATION REGARDING THIS PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 30, 2018, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 30, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is computed on the basis of 49,071,361 shares of our common stock outstanding as of March 30, 2018. Shares of our common stock that a person has the right to acquire within 60 days of March 30, 2018 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders
Entities and individual Affiliated with Biotechnology Value Fund(1) 900 North Michigan Avenue, Suite 1100 Chicago, Illinois 60611	7,587,416	15.5%

Glaxo Group Limited 980 Great West Road Brentford, Middlesex TW8 9GS United Kingdom	7,343,492	15.0%

Bio-Techne Corporation(2) 614 McKinley Place, N.E. Minneapolis, MN 55413	6,385,056	13.0%

Vifor Fresenius Medical Care Renal Pharma Ltd Rechenstrasse 37 St. Gallen Switzerland 9000	3,333,333	6.8%

BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	2,742,607	5.6%
Named Executive Officers and Directors
Thomas J. Schall, Ph.D.(4)	4,862,580	9.4%
Susan M. Kanaya(5)	1,072,807	2.1%
Markus J. Cappel, Ph.D.(6)	898,929	1.8%
Jan L. Hillson, M.D., Ph.D.(7)	75,000	*
Rajinder Singh, Ph.D.(8)	120,996	*
Thomas A. Edwards(9)	151,697	*
Joseph M. Feczko, M.D.(10)	145,008	*
Roger C. Lucas, Ph.D.(11)	131,758	*
Henry A. McKinnell, Jr., Ph.D.(12)	57,130	*
Geoffrey M. Parker(13)	238,183	*
James L. Tyree(14)	116,761	*
All directors and executive officers as a group (11 persons)(15)	7,870,849	14.5%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)

Includes: (1) 2,439,556 shares beneficially owned by Biotechnology Value Fund, L.P., or BVF, (2) 1,570,041 shares beneficially owned by Biotechnology Value Fund II, LP, or BVF2, (3) 430,792 shares beneficially owned by Biotechnology Value Trading Fund OS LP, or Trading Fund OS; and (4) 3,147,027 shares held in certain BVF Partners L.P., or Partners, management accounts. Partners, as the general partner of BVF and BVF2, the investment manager of Trading Fund OS and sole member of BVF Partners OS Ltd., or Partners OS, may be deemed to beneficially own the 7,587,416 shares beneficially owned in the aggregate by BVF, BVF2, Trading OS and Partners OS. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 7,587,416 shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the 7,587,416 shares beneficially owned by BVF Inc. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2, Trading Fund OS and BVFOS. Information regarding these shares is based in part on the Schedule 13G/A filed by the foregoing persons with the SEC on February 14, 2018.
(2)	Includes warrants to acquire 150,000 shares of our common stock.
(3)	Information regarding these shares is based in part on the Schedule 13G filed by BlackRock Inc. with the SEC on February 1, 2018.
(4)	Includes 2,677,586 shares subject to stock options granted to Dr. Schall that are exercisable within 60 days of March 30, 2018.
(5)	Includes 1,034,672 shares subject to stock options granted to Ms. Kanaya that are exercisable within 60 days of March 30, 2018.
(6)	Includes 875,103 shares subject to stock options granted to Dr. Cappel that are exercisable within 60 days of March 30, 2018.
(7)	Includes 75,000 shares subject to stock options granted to Dr. Hillson that are exercisable within 60 days of March 30, 2018.
(8)	Includes 116,666 shares subject to stock options granted to Dr. Singh that are exercisable within 60 days of March 30, 2018.
(9)	Includes 12,912 shares of restricted stock or restricted stock units granted to Mr. Edwards that vest within 60 days of March 30, 2018.
(10)	Includes 12,912 shares of restricted stock or restricted stock units and 50,000 shares subject to stock options granted to Dr. Feczko that vest and are exercisable within 60 days of March 30, 2018.
(11)	Includes 12,912 shares of restricted stock or restricted stock units and 25,000 shares subject to stock options granted to Dr. Lucas that vest and are exercisable within 60 days of March 30, 2018.
(12)	Includes 12,912 shares of restricted stock or restricted stock units granted to Dr. McKinnell that vest and are exercisable within 60 days of March 30, 2018.
(13)	Includes 12,912 shares of restricted stock or restricted stock units and 75,000 shares subject to stock options granted to Mr. Parker that vest and are exercisable within 60 days of March 30, 2018.
(14)	Includes 12,912 shares of restricted stock or restricted stock units and 50,000 shares subject to stock options granted to Mr. Tyree that vest and are exercisable within 60 days of March 30, 2018.

(15) Includes an aggregate of 77,472 shares of restricted stock or restricted stock units and 4,979,027 shares subject to stock options that vest and exercisable by our executive officers and directors within 60 days of March 30, 2018.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information regarding our executive officers as of March 30, 2018:

Name	Age	Position(s)
Thomas J. Schall, Ph.D.	58	President, Chief Executive Officer and Chairman
William C. Fairey Jr.	53	Executive Vice President, Chief Operating Officer
Susan M. Kanaya	55	Executive Vice President, Chief Financial and Administrative Officer and Secretary
Markus J. Cappel, Ph.D.	57	Chief Business Officer and Treasurer
Jan L. Hillson, M.D., Ph.D.	65	Senior Vice President, Drug Development
Rajinder Singh, Ph.D.	51	Senior Vice President, Research

The biography of Thomas J. Schall, Ph.D. can be found under “Proposal 1—Election of Directors.”

William C. Fairey Jr. has served as our Executive Vice President, Chief Operating Officer since January 2018. Prior to joining us, Mr. Fairey served in numerous positions with Actelion Pharmaceuticals Ltd., most recently as President of Actelion Pharmaceuticals US, from 2013 to 2017, where he led Actelion’s sales, marketing, medical, access and regulatory activities. Prior to this, he served as Head of Actelion’s Asia Pacific Region from 2008 to 2012 and President of Actelion Pharmaceuticals, Canada, from 2003 to 2008. Mr. Fairey started his pharmaceutical career with Parke-Davis US, where he held various positions on the commercial side of the business. Mr. Fairey received his B.S. in Biology from the University of Oregon and his M.B.A. from Saint Mary’s College, California.

Susan M. Kanaya has served as our Executive Vice President, Chief Financial and Administrative Officer since October 2016 and as Secretary since February 2006. From January 2006 to October 2016, Ms. Kanaya served as our Senior Vice President, Finance, and Chief Financial Officer. Prior to joining us, Ms. Kanaya served as Senior Vice President, Finance, and Chief Financial Officer at Kosan Biosciences Inc., a biotechnology company, from 1999 to 2005. Prior to this, she served in financial management positions at SUGEN, Inc., a biotechnology company, from 1994 to 1999, most recently as Vice President, Finance, and Treasurer. Ms. Kanaya also served as Controller with high technology companies and as a public accountant with KPMG. Ms. Kanaya received her B.S. in business administration from the University of California, Berkeley.

Markus J. Cappel, Ph.D. has served as our Chief Business Officer since February 2007, and Treasurer since August 2004. From March 2003 to February 2007, he served as our Senior Vice President of Corporate and Business Development. From October 2001 to March 2003, Dr. Cappel served as our Vice President of Business Development. Prior to joining us, Dr. Cappel served as Vice President of Business Development at Alkermes, Inc., a biotechnology company, from 1998 to 2001. Prior to this, he served as Director of Business Development with Millennium Pharmaceuticals as well as in various business development roles at Cygnus, Inc., a biotechnology company. Dr. Cappel received his B.S. in pharmacy and his Ph.D. in pharmaceutics from J.W. Goethe University, Frankfurt, Germany, and his M.B.A. from Harvard Business School. Dr. Cappel also completed postdoctoral studies in pharmaceutics at the University of Michigan.

Jan L. Hillson, M.D., Ph.D. has served as our Senior Vice President, Drug Development since November 2016. From 2013 to 2016, Dr. Hillson served as Vice President of Clinical and Translational Research at Momenta Pharmaceuticals. From 2007 to 2013, she served as Senior Director at ZymoGenetics/Bristol Myers Squibb, leading Clinical Research and Pharmacology for projects in immunology and immuno-virology. Prior to 2007, Dr. Hillson served in several positions, including Medical Director at Xcyte Therapies, Clinical Faculty at Harvard Medical School (Cambridge Health Alliance), Assistant Professor at University of Washington and Division Head at Virginia Mason Medical Center providing consultative and direct patient care, with a sub-specialty in uncommon autoimmune diseases, including vasculitis, systemic lupus, scleroderma and myositis. Dr. Hillson received her M.D. from Stanford School of Medicine, her M.S. from the California Institute of Technology and Scripps Institute of Oceanography and her B.S. from Michigan State University.

Rajinder Singh, Ph.D. has served as our Senior Vice President of Research since May 2016. From 1998 to 2016, Dr. Singh held various management positions at Rigel Pharmaceuticals, Inc. Most recently and since 2006, Dr. Singh was Vice President, Chemistry at Rigel, where he oversaw the advancement of several drug candidates from discovery to clinical development, which included the filing of numerous Investigational New Drug applications in the areas of immunology and oncology. Prior to joining Rigel, Dr. Singh was a lead chemist at Chiron Corporation from 1994 to 1998. From 1992 to 1994, Dr. Singh was a Postdoctoral Fellow at Eli Lilly & Company. Dr. Singh received his Ph.D. degree in Organic Chemistry from the University of Oxford.

Compensation Discussion and Analysis

This compensation discussion and analysis provides information about the material elements of our executive compensation program for our “named executive officers,” consisting of the following persons:

•	Thomas J. Schall, Ph.D., our President, Chief Executive Officer and Chairman;

•	Susan M. Kanaya, our Executive Vice President, Chief Financial and Administrative Officer and Secretary;

•	Markus J. Cappel, Ph.D., our Chief Business Officer and Treasurer;

•	Jan L. Hillson, M.D., Ph.D., our Senior Vice President, Drug Development; and

•	Rajinder Singh, Ph.D., our Senior Vice President, Research.

Objectives of our Executive Compensation Program

We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, the key objectives of our executive compensation program are:

•	To attract, engage and retain an executive team who will provide leadership for our future success by providing competitive total pay opportunities.

•	To establish a direct link between our business results, individual executive performance and total executive compensation.

•	To align the interests of our executive officers with those of our stockholders.

The primary elements of our executive compensation program are (1) base salary, (2) annual cash incentives, (3) long-term equity incentives, (4) post-termination benefits, and (5) other benefits, such as health insurance and retirement benefits. We believe that each component aligns the interests of our named executive officers with the interests of our stockholders in different ways, whether through focusing on short-term or long-term performance, promoting an ownership mentality toward one’s job, or linking individual performance to our performance.

In general, the majority of our named executive officers’ total compensation is tied directly to corporate performance, increases in our stock price, or both. Specific elements of our executive compensation program that demonstrate our pay-for-performance philosophy include:

•	The performance measures in our annual cash incentive program are linked to key corporate objectives.

•	Corporate achievement determines all of each executive’s annual bonus opportunity.

•	Our long-term equity incentives are primarily granted in the form of stock options, which provide value to our executives only if our stock price increases.

This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. In determining each element of compensation for any given year, our board of directors and our compensation committee consider and determine each element individually and then review the resulting total compensation and determine whether it is reasonable and competitive. We do not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

We believe that the total compensation received by our named executive officers relating to 2017 was appropriate when viewed in light of our corporate achievements during 2017 and the individual performance of our named executive officers.

Compensation Determination Process

The compensation committee of our board of directors develops, reviews and approves each of the elements of our executive compensation program. The compensation committee also regularly assesses the effectiveness and competitiveness of our compensation programs.

In the first quarter of each year, the compensation committee evaluates the performance of each of our named executive officers during the previous year. At this time the compensation committee also reviews our performance relative to the corporate performance objectives set by the board of directors for the year under review and makes the final bonus payment determinations based on our performance and the compensation committee’s evaluation of each named executive officer’s performance. The compensation committee also reviews and adjusts, as appropriate, annual base salaries for our named executive officers and grants, as appropriate, additional stock option and/or restricted stock unit awards to our named executive officers and certain other eligible employees for the then-current fiscal year.

During the fourth quarter of each year our compensation committee also reviews our peer group for compensation determination purposes for the following year, and our board of directors reviews the corporate performance objectives for purposes of our performance bonus programs for the following year. Our Chief Executive Officer, with the assistance and support of our Chief Financial and Administrative Officer and our human resources department, aids the compensation committee by providing annual recommendations regarding the compensation of all of our named executive officers, other than himself. The compensation committee also, on occasion, meets with our Chief Executive Officer to obtain recommendations with respect to our compensation programs and practices generally. The compensation committee considers, but is not bound to accept, the Chief Executive Officer’s recommendations with respect to named executive officer compensation.

Our Chief Executive Officer attends all of the compensation committee meetings, but the compensation committee also holds executive sessions that are not attended by any members of management or non-independent directors, as needed from time to time. Any deliberations or decisions regarding our Chief Executive Officer’s compensation are made without him present.

Role of Compensation Consultant and Comparable Company Information

The compensation committee is authorized to retain the services of third-party compensation consultants and other outside advisors from time to time, as the committee sees fit, in connection with compensation matters. Compensation consultants and other advisors retained by the compensation committee will report directly to the compensation committee which has the authority to select, retain and terminate any such consultants or advisors.

For 2017, Compensia, an independent compensation consulting firm, was retained by the compensation committee to assist it in the determination of the key elements of the executive compensation program. Compensia reported to and was accountable to the compensation committee, and did not conduct any other work for us without the authorization of the compensation committee. Compensia provides advice to the compensation committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advises on, among other things, structuring our various compensation programs and determining the appropriate levels of salary, bonus and equity awards payable to our named executive officers. Compensia did not provide any services to us in 2017 beyond its engagement as an advisor to the compensation committee on executive compensation matters and non-executive equity and director compensation matters with respect to competitive practices and the amounts and nature of compensation paid in similar organizations. After review and consultation with Compensia, the compensation committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2017. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

For 2017, Compensia assisted the compensation committee in providing a peer group of companies to be used in the compensation setting process. For 2017, a peer group of 19 life sciences companies in similar phases of development as us with the following characteristics was selected based on the following parameters and not on the basis of executive compensation levels:

•	Biotechnology and Pharmaceuticals industry;

•	Market capitalization between $95 million to $850 million;

•	Headcount between 20 to 175 employees;

•	Phase II or III stage of development; and

•	Orphan drug, rare disease, kidney disease, auto-immune disorders, and complement-based therapeutics.

Our 2017 primary peer group consisted of the following companies:

Achillion Pharmaceuticals	Idera Pharmaceuticals
Advaxis	Immune Design
Agenus	Immunomedics
Akebia Therapeutics	Inovio Pharmaceuticals
Anthera Pharmaceuticals	OncoMed Pharmaceuticals
Ardelyx	Regulus Therapeutics
Bellicum Pharmaceuticals	Rigel Pharmaceuticals
Concert Pharmaceutical	Sorrento Therapeutics
Endocyte	TG Therapeutics
Xencor

At the time of selection of the peer group for 2017 compensation determination purposes, we were at the 52nd percentile of the peer group in respect of revenue and the 49th percentile of the peer group in respect of market capitalization.

Although we maintain the peer group for executive compensation purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers by position as is offered by more comprehensive survey data, which has the advantage of including data on executive positions beyond what is available in public filings. In light of this, during 2017, the compensation committee also reviewed data from The Radford Global Life Sciences Compensation Survey, which consists of bay area life sciences companies with between 50 and 150 employees. With respect to the survey data presented to the compensation committee, the identities of the individual companies included in the survey were not provided to the compensation committee, and the compensation committee did not refer to individual compensation information for such companies. We believe that by utilizing both sets of survey data, our compensation committee is able to review an appropriate set of competitive data for use in making compensation decisions. We believe that by utilizing both publicly available peer group data and the survey data from the published surveys, we are able to develop the best set of competitive data for use in making compensation decisions.

Our compensation committee reviewed the foregoing comparable company data in connection with its determinations of the 2017 base salaries, target bonuses and equity awards for our named executive officers. While our compensation committee refers to the comparable company data in setting the annual compensation of our named executive officers, with the exception of our annual long-term equity awards, it does not generally strive to set our target compensation levels at a specified percentile with respect to the comparable company data. Instead of relying entirely on comparable company data to determine named executive officer compensation, the compensation committee members also rely on their judgment and experience in setting those compensation levels and making those awards. The only exception to this is with respect to annual equity awards to our named executive officers, which our compensation committee strives to set at the 62.5th percentile of our peer group for similarly-situated executives.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions, and our compensation committee does not have any formal policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation.

The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives. As a result of the compensation committee’s and the board of director’s assessment of our Chief Executive Officer’s roles and responsibilities within our company, there are significant compensation differentials between him and our other named executive officers.

Executive Compensation Components

The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.

Base Salaries

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives. The compensation committee also reviews comparable company information prepared by its independent compensation consultant.

Our Chief Executive Officer’s base salary is based upon the same policies and criteria used for other named executive officers as described above. Each year the compensation committee reviews the Chief Executive Officer’s compensation arrangements and his individual performance for the previous fiscal year, as well as our performance as a whole, and makes recommendations to the full board of directors of adjustments to such compensation, if appropriate.

In February 2017, the compensation committee reviewed the base salaries of our named executive officers. The compensation committee, in consultation with our Chief Executive Officer (with respect to the salaries of our other named executive officers) and its independent compensation consultant, determined that the 2017 base salaries of our named executive officers would be increased by 3.5% over their 2016 base salaries, effective January 1, 2017. The base salaries paid to our named executive officers during 2017 are reflected in the “Summary Compensation Table” below.

The actual base salaries paid to all of our named executive officers for 2017 are set forth in the “Summary Compensation Table” below.

Performance Bonuses

Each named executive officer is eligible for an annual performance bonus based upon the achievement of certain corporate performance goals and objectives approved by our board of directors.

Bonuses are set based on the executive officer’s base salary as of the end of the bonus year, and are expected to be paid out in the first quarter of the following year. Dr. Schall and Ms. Kanaya are eligible to receive a target bonus of 50% and 40%, respectively, of their base salary. Drs. Cappel, Hillson and Singh are each eligible to receive a target bonus of 35% of their base salaries. At the beginning of each year, the board of directors (considering the recommendations of the compensation committee and management) sets corporate goals for the year. These goals and the proportional emphasis placed on each are set by the board of directors after considering management input and our overall strategic objectives. These goals generally relate to factors such as financial targets, achievement of product development objectives and operational and business development objectives. The board of directors, upon recommendation of the compensation committee, determines the level of achievement of the corporate goals for each year. This achievement level is then applied to each named executive officer’s target bonus to determine that year’s total bonus award.

All final bonus payments to our named executive officers are determined by our compensation committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the compensation committee.

For 2017, the corporate performance objectives generally fell into the following categories:

•	Objectives related to continued progress in the area of internally conducted clinical trials and pipeline development (50% weighting)

•	Drug discovery efforts and pipeline support (25% weighting)

•	Financial, corporate and business development objectives (25% weighting), including financial performance per the board-approved 2017 budget, filling key positions within the company, investor relations objectives and business development objectives

With the exception of the financial objectives, quantitative measures were generally not established for the corporate objectives for 2017. These performance objectives and areas of emphasis were used as a guide by the board of directors in subjectively determining overall corporate performance as they represented those areas in which the named executive officers and our employees generally were expected to focus their efforts during the year. The three foregoing areas of emphasis were weighted based on their level of importance to our business plan.

In evaluating management’s performance relative to corporate performance for 2017, our board of directors determined to award an overall achievement level of 85% with respect to the corporate performance objectives, as follows:

•

The board of directors awarded 90% credit for corporate performance relative to our internally conducted clinical trial and pipeline development efforts, noting (1) achievements relative to avacopan (CCX168), the company’s lead orphan disease program targeting the complement

C5a receptor – specifically the successful launch of the avacopan Phase III ADVOCATE trial in anti-neutrophil cytoplasmic auto-antibody, or ANCA, associated vasculitis, or AAV, publication of the avacopan Phase II CLEAR data in a peer-reviewed journal, submission of a Conditional Marketing Authorization, or CMA, application with the European Medicines Agency, or EMA, and the EMA’s validation of the CMA, and launch of a registration supporting trial of avacopan in C3 glomerulopathy; and (2) achievements in applying orphan drug designation for the company’s CCR2 inhibitor, CCX140, in Focal Segmental Glomerulosclerosis.

•	The board of directors awarded 65% credit with respect to our drug discovery efforts and pipeline support, noting off-clinical support, including preclinical and pharmaceutical development efforts relative to avacopan, including efforts in support of the company’s successful submission and validation of the avacopan CMA application with the EMA, CCX872 in the treatment of pancreatic cancer and CCX140.

•	The board of directors awarded 100% credit with respect to financial, corporate and business development objectives for 2017, noting our financial performance for 2017 in line with the board-approved budget, our progress on filling key positions, adding additional analyst coverage and certain business development achievements, including the territory expansion deal for avacopan with Vifor Pharma, filling key positions in medical affairs, pharmaceutical development and toxicology, support in the company’s efforts in submitting its CMA application and closing a $50 million credit facility with Hercules Capital.

While the board of directors noted that the company did not achieve 100% of the stated objectives for 2017, additional milestones were achieved beyond the scope of the originally stated 2017 goals which warranted the determination to award a corporate achievement level of 85%, noting (1) achievements relative to CCX872, the next generation CCR2 drug candidate, including reporting 18-month overall survival in patients with advanced metastatic pancreatic cancer; (2) successful year one transition from “emerging growth company” status to full Sarbanes Oxley 404(b) compliance; and (3) securing a $50 million milestone payment following the EMA’s validation of the avacopan CMA application.

The bonuses paid to our named executive officers for 2017 are set forth in the “Summary Compensation Table” below.

Long-Term Equity Incentives

The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers and other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. For 2017, our compensation committee reviewed competitive market data prepared by Compensia in connection with its grant of long-term equity incentive awards to our named executive officers. Based upon these factors, the compensation committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. During 2017, we granted stock options and restricted stock units to the named executive officers.

To reward and retain our named executive officers in a manner that best aligns employees’ interests with stockholders’ interests, we use stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

We use stock options to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of options are typically approved by the compensation committee during the first quarter of each year. While we intend that the majority of stock option awards to our employees be made pursuant to initial grants or our annual grant program, the compensation committee retains discretion to make stock option awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the compensation committee.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date, as determined by our board of directors from time to time. Stock option awards granted in connection with an employee’s commencement of employment generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. From time to time, our compensation committee may, however, determine that a different vesting schedule is appropriate.

In February 2017, the compensation committee awarded options and restricted stock units to our named executive officers (other than Dr. Hillson, who did not receive any equity awards in 2017 since she received substantial awards in connection with her commencement of employment in late 2016). The equity awards granted to our named executive officers in 2017 are reflected in the “Grants of Plan-Based Awards” table below.

The size of the foregoing annual awards to the named executive officers were determined by the compensation committee after consultation with Compensia and review of comparable company information and were intended by the compensation committee to approximate the 62.5th percentile for annual long-term equity awards to executives in similar organizations, consistent with the company’s pay positioning philosophy described above.

For a description of the accelerated vesting applicable to the equity awards granted to our named executive officers, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements” below.

We have no program, plan or practice pertaining to the timing of stock option grants to named executive officers coinciding with the release of material non-public information.

Retirement Savings

All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit (which was $18,000 in 2017), with additional salary deferrals not to exceed $6,000 available to those employees 50 years of age or older, and to have the amount of this reduction contributed to our 401(k) plan. While we may elect to make matching contributions, no such contributions have been made. The 401(k) Plan currently does not offer the ability to invest in our securities.

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Perquisites

We do not provide significant perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance for our named executive officers.

Post Termination and Change in Control Benefits

We have entered into employment agreements that provide for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are intended and designed to alleviate the financial impact of an involuntary termination and maintain a stable work environment through cash severance benefits and equity award vesting acceleration. We provide severance benefits because they are essential to help us fulfill our objective of attracting and retaining key managerial talent. While these arrangements form an integral part of the total compensation provided to these individuals and are considered by the compensation committee when determining executive officer compensation, the decision to offer these benefits did not influence the compensation committee’s determinations concerning other direct compensation or benefit levels. The compensation committee has determined that such arrangements offer protection that is competitive within our industry and for our company size and are designed to attract highly qualified individuals and maintain their employment with us. In determining the severance benefits payable pursuant to the executive employment agreements, the compensation committee considered what level of severance benefits would be sufficient to retain our current executive team and to recruit talented executives in the future, which determination was based in part on input from management and our board of directors. For a description of these severance arrangements, see “—Employment Agreements” below.

Risk Assessment of Compensation Program

In March 2018, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our compensation committee.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code restricts the ability of publicly held companies to take a federal income tax deduction for compensation paid to “covered employees” to the extent that compensation exceeds $1.0 million per covered employee in any fiscal year. Prior to the Tax Cuts and Jobs Act of 2017, covered employees generally consisted of a company’s chief executive officer and its three most highly compensated executive officers serving at the end of the taxable year (other than its chief financial officer), and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the Tax Cuts and Jobs Act of 2017, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although we historically maintained plans that were intended to permit the payment of deductible compensation under Section 162(m) of the Code if the requirements of Section 162(m) were satisfied, subject to the limited transition relief rules in the Tax Cuts and Jobs Act of 2017, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as SFAS No. 123(R)), or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.

Report of the Compensation Committee of the Board of Directors

The compensation committee of our board of directors has submitted the following report for inclusion in this proxy statement:

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2017, filed by us with the SEC.

This report of the compensation committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

Respectfully submitted,

The Compensation Committee of the Board of Directors

James L. Tyree (Chairman)

Thomas A. Edwards

Roger C. Lucas, Ph.D.

Joseph M. Feczko, M.D.

Henry A. McKinnell, Jr., Ph.D.

Compensation Tables

Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers during the fiscal years ended December 31, 2017, 2016 and 2015.

Name and Principal Position	Year	Salary	Bonus(4)	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Thomas J. Schall, Ph.D.	2017	$591,451	$—	$662,000	$1,148,000	$251,367	$2,322	$2,655,140
President and Chief Executive Officer	2016	571,450	—	357,000	635,940	285,725	1,512	1,851,627
	2015	571,450	—	—	2,117,514	228,580	1,290	2,918,834
Susan M. Kanaya	2017	455,955	—	264,800	451,000	186,030	2,322	1,360,107
Executive Vice President, Chief Financial and Administrative Officer and Secretary	2016 2015	420,523 415,600	— —	837,200 —	593,422 1,033,549	176,214 116,368	782 690	2,028,141 1,566,207
Markus J. Cappel, Ph.D.	2017	392,508	—	198,600	369,000	140,125	2,322	1,102,555
Chief Business Officer	2016	379,235	—	89,250	137,787	132,732	1,427	740,431
	2015	379,235	—	—	781,464	53,093	690	1,214,482
Jan L. Hillson, M.D., Ph.D.	2017	380,000	—	—	—	56,525	34,358	470,883
Senior Vice President, Drug Development	2016	36,051	40,000	—	972,480	—	2,797	1,051,328
	2015	—	—	—	—	—	—	—
Rajinder Singh, Ph.D.	2017	372,600	—	198,600	328,000	55,424	1,242	955,866
Senior Vice President, Research	2016	214,154	—	—	223,470	84,000	495	522,119
	2015	—	—	—	—	—	—	—

(1)	Amounts shown represent the aggregate grant date fair value of the stock or option awards granted during the relevant fiscal year computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018.
(2)	Amounts shown represent performance bonuses for the relevant fiscal year, which were each paid in a cash lump sum in the first quarter of the following fiscal year.
(3)	Amounts shown represent term life insurance paid by the company on behalf of the named executive officers. Dr. Hillson’s amount for 2017 and 2016 also includes a housing allowance in the amount of $27,500 and $2,500, respectively.
(4)	Represents Dr. Hillson’s sign-on bonus in 2016.

Grants of Plan-Based Awards

The following table sets forth summary information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2017.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Thomas J. Schall, Ph.D.	2/28/2017	—	$295,725	—	—		—		—	—
	2/28/2017	—	—	—	—		280,000	(3)	$6.62	$1,148,000
	2/28/2017	—	—	—	100,000	(4)	—		—	$662,000
Susan M. Kanaya	2/28/2017	—	$182,382	—	—		—		—	—
	2/28/2017	—	—	—	—		110,000	(3)	$6.62	$451,000
	2/28/2017	—	—	—	40,000	(4)	—		—	$264,800
Markus J. Cappel, Ph.D.	2/28/2017	—	$137,378	—	—		—		—	—
	2/28/2017	—	—	—	—		90,000	(3)	$6.62	$369,000
	2/28/2017	—	—	—	30,000	(4)	—		—	$198,600
Jan L. Hillson, M.D., Ph.D.	2/28/2017	—	$126,000	—	—		—		—	—
Rajinder Singh, Ph.D.	2/28/2017	—	$130,410	—	—		—		—	—
	2/28/2017	—	—	—	—		80,000	(3)	$6.62	$328,000
	2/28/2017	—	—	—	30,000	(4)	—		—	$198,600

(1)	These amounts represent the target 2017 performance bonuses under our bonus program, which is described above under “— Compensation Discussion and Analysis — Performance Bonuses.” Our bonus program does not contain a threshold or maximum bonus opportunity for our named executive officers.
(2)	Amounts shown represent the aggregate grant date fair value of the restricted stock unit and option awards computed in accordance with FASB Topic ASC 718. These amounts do not correspond to the actual value that will be recognized by the named executive officer with respect to such awards. The assumptions used in the valuation of these awards are consistent with the valuation methodologies specified in the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 12, 2018.
(3)	Each of these option awards has a ten-year term and vests over a four-year period as follows: 25% of the shares underlying the option vest on January 1, 2018, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. For a description of the accelerated vesting applicable to the foregoing equity awards, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements” below.
(4)	Each of these restricted stock unit awards vests over a three-year period with one-third of the award vesting annually on each anniversary, provided that the executive continues to provide services to the company. For a description of the accelerated vesting applicable to the foregoing equity awards, see “—Potential Payments Upon Termination or Change in Control—Employment Agreements” below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specified information concerning unexercised stock options and restricted stock units for each of the named executive officers outstanding as of December 31, 2017.

		Option Awards(1)				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas J. Schall, Ph.D.
	09/10/08	250,000	—	$6.00	09/10/18
	07/29/09	310,000	—	$6.00	07/29/19
	08/11/10	279,166	—	$6.30	08/11/20
	02/27/12	175,000	—	$10.27	02/27/22
	07/24/12	485,088	—	$14.31	07/24/22
	07/23/13	165,000	—	$14.28	07/23/23
	02/19/14	386,770	8,230	$7.10	02/19/24
	02/23/15	306,250	113,750	$8.19	02/23/25
	03/07/16	143,750	156,250	$3.57	03/07/26	66,667	$396,669
	02/28/17	—	280,000	$6.62	02/28/27	100,000	$595,000
Susan M. Kanaya
	09/10/08	75,000	—	$6.00	09/10/18
	07/28/09	92,500	—	$6.00	07/28/19
	08/10/10	71,614	—	$6.30	08/10/20
	08/04/11	44,180	—	$6.90	08/04/21
	02/27/12	22,090	—	$10.27	02/27/22
	07/24/12	121,166	—	$14.31	07/24/22
	07/23/13	70,000	—	$14.28	07/23/23
	02/19/14	195,833	4,167	$7.10	02/19/24
	02/23/15	149,479	55,521	$8.19	02/23/25
	03/07/16	91,041	98,959	$3.57	03/07/26	40,000	$238,000
	10/24/16	14,583	35,417	$6.23	10/24/26	66,667	$396,669
	02/28/17	—	110,000	$6.62	02/28/27	40,000	$238,000
Markus J. Cappel, Ph.D.
	09/10/08	100,000	—	$6.00	09/10/18
	07/28/09	77,500	—	$6.00	07/28/19
	08/10/10	64,323	—	$6.30	08/10/20
	08/04/11	48,697	—	$6.90	08/04/21
	02/27/12	24,348	—	$10.27	02/27/22
	07/24/12	123,156	—	$14.31	07/24/22
	07/23/13	70,000	—	$14.28	07/23/23
	02/19/14	166,458	3,542	$7.10	02/19/24
	02/23/15	113,020	41,980	$8.19	02/23/25
	03/07/16	31,145	33,855	$3.57	03/07/26	16,667	$99,169
	02/28/17	—	90,000	$6.62	02/28/27	30,000	$178,500
Jan L. Hillson, M.D., Ph.D.
	12/01/16	54,166	145,834	$7.85	12/01/26
Rajinder Singh, Ph.D.
	05/09/16	71,250	108,750	$2.10	05/09/26
	02/28/17	—	80,000	$6.62	02/28/27	30,000	$178,500

(1)	All options granted prior to our initial public offering, or IPO, in February 2012 have a ten-year term from the date of grant and vest over a four-year period as follows: 25% of the shares underlying the options vested on the first anniversary of the vesting commencement date and the remainder of the shares underlying the options vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company. All options granted subsequent to our IPO have a ten-year term from the date of grant and vest over a four-year period as follows: 25% of the shares underlying the option vested on the first anniversary of the vesting commencement date and the remainder of the shares underlying the options vest in equal monthly installments over the remaining 36 months thereafter, provided that the executive continues to provide services to the company.
(2)	The restricted stock units granted on March 7, 2016 vest ratably over a three-year period on January 1, 2017, 2018 and 2019. The restricted stock units granted on October 24, 2016 vest ratably over a three-year period on October 20, 2017, 2018 and 2019. The restricted stock units granted on February 28, 2017 vest ratably over a three-year period on January 1, 2018, 2019 and 2020.
(3)	The market value was determined using the closing price per share of our common stock on December 29, 2017 (which was the last trading day of 2017) of $5.95.

Options Exercised and Stock Vested

The following table sets forth the number of shares acquired upon the exercise of stock options and the vesting of restricted stock unit awards for each of our named executive officers during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Thomas J Schall, Ph.D.	—	—	33,333	$246,664
Susan M. Kanaya	—	—	53,333	$382,330
Markus J. Cappel, Ph.D.	26,821	$87,096	8,333	$61,664
Jan L. Hillson, M.D., Ph.D.	—	—	—	—
Rajinder Singh, Ph.D.	—	—	—	—

(1)	Option awards value realized is determined by multiplying (a) the amount by which the market price of our common stock at the time of exercise exceeded the exercise price by (b) the number of shares of common stock for which the options were exercised.
(2)	Stock awards value realized is determined by multiplying (a) the closing market price of our common stock on the vesting date by (b) the number of shares of common stock that vested on that date.

Potential Payments Upon Termination or Change in Control

Employment Agreements with Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Each of the employment agreements has a fixed term, subject to automatic successive one-year renewals unless we provide written notice of our desire to terminate the agreement at least sixty days prior to the expiration of the then-current term. Pursuant to the employment agreements, each executive officer is eligible for a target performance bonus (with the target determined by our board of directors or compensation committee), based upon the achievement of financial and performance objectives established by the compensation committee. Any final bonus payment shall be determined by our board of directors or compensation committee.

Except for Dr. Hillson, the employment agreements provide for certain severance payments to our named executive officers. All cash severance payments are payable in a lump sum. If we terminate an executive officer’s employment without cause or if the executive officer resigns for good reason (unless such termination occurs within 12 months following a change in control), we are obligated to pay such executive officer a lump sum severance payment equal to his or her base salary in effect at the time of termination for 18 months. Additionally, each of the named executive officers will receive accelerated vesting and/or exercisability of 100% of his or her outstanding stock awards.

Under each of the employment agreements, if we terminate an executive officer’s employment without cause or if the executive officer resigns for good reason, in each case within 12 months following a change in control, we are obligated to pay such executive officer a lump sum severance payment equal to the sum of: (1) 18 months of his or her base salary in effect at the time of termination, (2) one and one-half times the executive officer’s target bonus, and (3) 18 months of health benefits continuation at our cost. Furthermore, all of the executive officer’s outstanding stock awards will vest upon the date of termination. The foregoing change-in-control severance benefits shall only apply so long as the executive officer is working on a full-time basis.

For purposes of the employment agreements, “cause” means an executive officer (1) has committed an act of fraud, embezzlement or dishonesty in connection with the executive officer’s employment, or has intentionally committed some other illegal act that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof; (2) has been convicted of, or entered a plea of “guilty” or “no contest” to, a felony, or to any crime involving moral turpitude, which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the company or any successor or parent or subsidiary thereof; (3) has made any unauthorized use or disclosure of confidential information or trade secrets of the company or any successor or parent or subsidiary thereof that has, or may reasonably be expected to have, a material adverse impact on any such entity; (4) has materially breached a company policy, materially breached the provisions of the executive officer’s employment agreement (if any), or has committed any other intentional misconduct that has, or may be reasonably expected to have, a material adverse impact on the company or any successor or parent or subsidiary thereof, or (5) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the board of directors or the appropriate individual to whom the executive officer reports; provided such direction is not materially inconsistent with the executive officer’s customary duties and responsibilities.

For purposes of the amended and restated employment agreements, “good reason” means (1) a material diminution in the executive officer’s authority, duties or responsibilities, (2) a material diminution in the executive officer’s base compensation unless such a reduction is imposed across-the-board to senior management of the company, (3) a material change in the geographic location at which the executive officer must perform services to us, (4) any other action or inaction that constitutes a material breach by the company or any successor or affiliate of its obligations to the executive officer under the employment agreement or (5) a material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report.

For purposes of the amended and restated employment agreements, “change in control” has the same meaning as such term is given under the terms of our 2012 Equity Incentive Award Plan.

Potential Payments Upon Termination or Change in Control Tables

The following tables summarize the payments and benefits that may become payable to our named executive officers in two scenarios: (1) upon involuntary termination without cause or the executive’s resignation for good reason apart from a change in control; or (2) upon involuntary termination without cause or the executive’s resignation for good reason within 12 months following a change in control. The table assumes that the termination of employment or change in control, as applicable, occurred on December 31, 2017. The definitions of “cause” and “good reason” are contained in the employment agreement for each of our named executive officers, which are described above under the heading “Employment Agreements.”

Involuntary Termination without Cause or Resignation for Good Reason

Apart from a Change in Control

Name	Cash Severance(1)	Intrinsic Value of Unvested Stock Awards(2)	Intrinsic Value of Unvested Options(3)
Thomas J Schall, Ph.D.	$887,177	$991,669	$371,875
Susan M. Kanaya	$683,933	$872,669	$235,522
Markus J. Cappel, Ph.D.	$588,762	$277,669	$80,575
Jan L. Hillson, M.D., Ph.D.(4)	$—	$—	$—
Rajinder Singh, Ph.D.	$558,900	$178,500	$418,688

Involuntary Termination without Cause or Resignation for Good Reason

Within 12 Months Following a Change in Control

Name	Cash Severance(5)	Continuation of Benefits	Intrinsic Value of Unvested Stock Awards(2)	Intrinsic Value of Unvested Options(3)
Thomas J Schall, Ph.D.	$1,330,765	$17,433	$991,669	$371,875
Susan M. Kanaya	$957,506	$32,328	$872,669	$235,522
Markus J. Cappel, Ph.D.	$794,829	$38,034	$277,669	$80,575
Jan L. Hillson, M.D., Ph.D.(4)	$—	$—	$—	$—
Rajinder Singh, Ph.D.	$754,515	$38,036	$178,500	$418,688

(1)	Cash severance represents 18 months of base salary for each named executive officer, payable in cash in a lump sum.
(2)	The intrinsic value of the unvested stock awards is calculated by multiplying (i) $5.95, which was the closing price per share of our common stock on December 29, 2017, by (ii) the number of shares of our common stock subject to the unvested stock awards eligible for acceleration.
(3)	The intrinsic value of the unvested options is calculated by multiplying (i) $5.95, which was the closing price per share of our common stock on December 29, 2017, less the respective exercise prices of unvested options eligible for acceleration, by (ii) the number of shares of our common stock subject to the unvested options eligible for acceleration.
(4)	Dr. Hillson’s employment agreement does not have potential payment arrangements upon termination or change in control.
(5)	Cash severance represents (i) 18 months of base salary for each named executive officer, payable in cash in a lump sum, plus (ii) one and one-half times the executive officer’s target bonus.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2017 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, from unaffiliated third parties.

Director and Executive Officer Compensation

Please see “Proposal 1- Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table—Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors.

Procedures for Related Party Transactions

Any request for us to enter into a related party transaction with an officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the risks, costs and benefits to us, the extent of the related party’s interest in the transaction, the terms of the transaction, the availability of other sources for comparable services or products and the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally. The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the audit committee’s deliberations. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction will be disclosed to the stockholders, who must approve the transaction in good faith. Our related party policy is in writing and is subject to periodic review.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2017, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2019 must be received by us no later than December 7, 2018, which is 120 days prior to the first anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2018 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2018 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2019 annual meeting of stockholders, such a proposal must be received by us no earlier than December 7, 2018 and no later than January 6, 2019. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not later than the close of business on the later of 90 calendar days in advance of such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2019 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our annual report for the year ended December 31, 2017 will be mailed to stockholders of record on or about April 6, 2018. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2017, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to ChemoCentryx, Inc., 850 Maude Avenue, Mountain View, CA 94043, Attention: Corporate Secretary, or by calling us at 650-210-2900. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to ChemoCentryx, Inc. at the address above.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors

Thomas J. Schall, Ph.D.

President, Chief Executive

Officer and Chairman

Mountain View, California

April 6, 2018

CHEMOCENTRYX INC
850 MAUDE AVENUE
MOUNTAIN VIEW, CA 94043
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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
The Board of Directors recommends you vote FOR the following:
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors
Nominees
01 Thomas J. Schall, Ph.D. 02 Joseph M. Feczko, M.D.
The Board of Directors recommends you vote FOR proposals 2. and 3..
For
Against
Abstain
2. Ratification of the selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2018.
The Board of Directors recommends you vote 3 YEARS on the following proposal:
3 years
2 years
1 year
Abstain
3. Approval, on an advisory basis, of the compensation of the named executive officers as disclosed in the proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.
4. Approval, on an advisory basis, of whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14(a)(2) of the Securities Exchange Act of 1934, as amended, should occur every one, two or three years.
NOTE: THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE “FOR” PROPOSALS ONE AND TWO. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.
For address change/comments, mark here.
(see reverse for instructions)Please indicate if you plan to attend this meeting
Yes
No
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date
Signature (Joint Owners)
Date
0000374924_1 R1.0.1.17

ANNUAL MEETING OF STOCKHOLDERS OF
CHEMOCENTRYX, INC
MAY 21, 2018
NOTICE OF INTERNET AVAILIBILITY OF PROXY MATERIALS:
The Notice & Proxy Statement and Annual Report
are available at www.proxyvote.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com
CHEMOCENTRYX, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Thomas J. Schall, Ph.D. and Susan M. Kanaya as proxies, either with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of Common Stock of ChemoCentryx, Inc. held of record by the undersigned on March 29, 2018, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 850 Maude Avenue, Mountain View, CA 94043, on May 21, 2018, or any adjournment or postponement thereof.
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000374924_2 R1.0.1.17